EXHIBIT 10.40


                  THIS AGREEMENT ("AGREEMENT") is made and entered into this first (1) day of January, 2003, by and between ULTRASTRIP SYSTEMS, INC., a Florida corporation, its subsidiaries now existing and those to be formed, whose office is located at 3515 SE Lionel Terrace, Stuart, Florida 34997, ("EMPLOYER"), and STEPHEN R. JOHNSON, whose address is 7603 Geminata Oak Ct. Palm Beach Gardens, Fl. 33410 ("EMPLOYEE").

                                 R E C I T A L S

                  A. Employer manufacturers a robotic coating removal device, currently identified as the UltraStrip Robotic System, (the "PRODUCT or PRODUCTS") and offers various services utilizing the Products, including without limitation coating removal services ("SERVICES").

                  B. Employee wishes to be employed by Employer as its Senior Vice-President of Marketing, reporting to the Chief Executive Officer. Employee, as a result of such employment, will be trained in Employer's business procedures and will or may have access to proprietary information belonging to Employer such as technical information, customer lists, pricing practices, and other business information. Employee agrees that Employer has developed favorable goodwill with customers and the business community. Protection of Employer's trade secrets, confidential information, goodwill, and relationships with customers and suppliers is essential to the ongoing operation of Employer's business, the protection of its confidential information, and the maintenance of its goodwill and relationships.

                  C. Prior to being employed by Employer, Employee has never been employed by any business which manufacturers products or offers services similar to the Products and Services of Employer, or otherwise competes with the business of Employer.

                  D. The parties acknowledge the necessity of certain restrictions on Employee during and subsequent to Employee's employment hereunder, for the reasonable and proper protection of the good will and legitimate business interests of Employer. Relative thereto, and as a condition to the agreement of Employer to continue to employ Employee, Employee has agreed not to directly or indirectly compete with Employer, disclose trade secrets or other confidential information, or otherwise take any action which would be detrimental to the business of Employer, all as more particularly described below.

                  E. Employee acknowledges that Employer has and will promulgate from time to time various rules, regulations and policies that are applicable to all Employees of Employer (the "POLICY MANUAL"). Relative thereto, and as a condition to the agreement of Employer to employ Employee, Employee agrees to comply with all rules, regulations and policies now or hereafter set forth in the Policy Manual.

                  NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in further consideration of the agreement of Employer to employ Employee, the parties, intending to be legally bound, hereby agree as follows:

         1. RECITALS.

                  The above Recitals are true and correct and are incorporated into this Agreement as if fully set forth herein.

         2. DUTIES AND DEVOTION OF EFFORTS. The services to be rendered by the Employee during the term of this Agreement ("DUTIES") will include those lawful tasks as may be assigned by Employer's Chief Executive Officer.

ULTRASTRIP SYSTEMS, INC.   PAGE 1 OF 11     EMPLOYMENT AGREEMENT

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         The Employee shall use his best efforts in the performance of his services hereunder and to promote the interests of the Employer, and its present and future subsidiaries and affiliates. Employee shall not, during the term of this Agreement, engage in any other business activity conflicting with the duties of the Employee under this Agreement, whether or not such activity is pursued for gain, profit, or other pecuniary advantage; provided, however, that this shall not be construed as preventing the Employee from investing his personal assets in businesses which do not compete with the Employer where the form or manner of such investment will not require services on the part of the Employee in the operation of the affairs of the business in which such investments are made and in which his participation is solely that of a passive investor. Employer employs Employee to render services described above in addition thereto employs Employee to perform such related duties and administrative or managerial tasks as may be from time to time assigned to him.

         It is understood that Employee may spend up to three (3) business days per month on independent, non-competitive consulting. It is also understood and agreed that employee is involved with the Ocean Development Group and Magellan World Cruises, and that such relationship is non-competitive. These days are non-accumulating and do not carry over month to month.

         3. TERM OF EMPLOYMENT.

            A. INITIAL TERM. Employer employs the Employee for an initial period of twelve (12) months, commencing retroactively from January 1, 2003 and terminating December 31, 2003 (the "INITIAL TERM").

         4. COMPENSATION.

            A. COMPENSATION. Employee shall receive as compensation for Employee's services hereunder, the compensation set forth on the exhibit attached hereto as EXHIBIT A. Employer shall withhold taxes, contributions and benefits with respect to the amounts paid to Employee under this Agreement, as and to the extent required under applicable state and federal laws and regulations.

            B. PAYMENT OF COMPENSATION. Employer shall pay employee's compensation in accordance with the normal payroll practices of the Employer. Employer shall provide Employee advance notice of any change in the payment schedule.

         5. TERMINATION OF EMPLOYMENT.

         A. TERMINATION OF EMPLOYMENT BY EMPLOYER "FOR CAUSE." This Agreement shall automatically terminate at any time during the Initial Term or any Succeeding Term upon written notice to Employee, and the employment relationship between Employer and the Employee shall be deemed terminated For Cause, upon the occurrence of any of the following events:

            i. Employee fails to perform diligently and in good faith the duties of his position or otherwise fails to comply with the provisions of the Policy Manual, after reasonable prior written notice from Employer specifying the nature of the alleged breach or failure and, if such breach is curable, after opportunity of at least three (3) business days to correct the alleged breach or failure; provided, however, that notice and an opportunity to cure shall not be required in the event the breach or failure arose previously and the breach was the subject of a previous notice from employer;

            ii. Employee breaches any Restrictive Agreement contained in Section 8 of this Agreement.

            iii. Employee is convicted of, or pleads guilty or no contest to, any crime constituting a felony under the laws of the applicable jurisdiction or Florida;

ULTRASTRIP SYSTEMS, INC.   PAGE 2 OF 11     EMPLOYMENT AGREEMENT

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            iv. Employee's acts or omissions in Employer's sole discretion subject Employer to shame or ridicule or otherwise materially diminish the reputation and good standing of Employer;

            v. Employee's acts or omissions in Employer's reasonably exercised judgment involve self-dealing, create a conflict of interest or place Employee in a posture adverse to the best interests of Employer;

            vi. The unlawful harassment, including sexual harassment, as defined by law, of any Employee, agent or independent contractor of Employer by Employee; vii. Confirmed abuse of drugs or alcohol by Employee;

            viii. Immediately upon Employee's death or permanent disability which renders Employee incapacitated and prevents Employee from performing his duties for two (2) consecutive weeks; or

            ix. Employer's failure to renew the Agreement at the end of the Initial Term or any Succeeding Term.

Upon termination pursuant to this provision, Employee shall be entitled to receive any accrued but unpaid compensation due through the date of termination, provided however, that no unused leave time, reimbursement of illegitimate expenses, or other benefits shall be paid to Employee. In the event of Employee's death, Employee's estate shall be entitled to receive a cash payment equal to Employee's Base Salary as well as all Discretionary Bonuses due hereunder. However, it is expressly agreed that, without limiting any of Employer's remedies at law or under this Agreement, any amounts owing to Employee hereunder upon termination for cause may be offset by the damages, if any, suffered by the Employer and caused by the Employee's conduct which gave rise to such termination.

         B. TERMINATION OF EMPLOYEE "WITHOUT CAUSE". Either party may terminate this agreement without cause by providing sixty (60) days advance notice of termination in writing.

         C. CHANGE OF CONTROL. If termination is a consequence of any sale or a change of control of the company, employee is guaranteed an additional twenty four (24) months of the salary in place at the time and the requirements of this subparagraph shall be explained and conveyed to the parties of such sale or change of control.

         6. REIMBURSEMENT OF EMPLOYEE EXPENSES.

            A. EXPENSES. The Employer shall be obligated to reimburse the Employee only for reasonable travel, entertainment and other out-of-pocket expenses and disbursements which may be incurred by the Employee and approved by Employer in advance, in accordance with the Employer's policies, in furtherance of the businesses of the Employer, as directed by the Employer, and further provided that:

               (i) Each such expenditure is of a nature qualifying it as a proper deduction on the Federal and State income tax returns of the Employer as a business expense and not as deductible compensation to the Employee; and

               (ii) Employee furnishes the Employer with adequate records and other documentary evidence as may be reasonably requested by employer, or as may be required by Federal and State statutes and regulations for the substantiation of such expenditures as deductible business expenses of the Employer and not as deductible compensation to the Employee.

         Employee agrees that, if at any time, any payment made to the Employee by the Employer, whether for Compensation or as a business expense reimbursement, shall be disallowed in whole or in part as a deductible expense by the appropriate taxing authorities, Employee shall reimburse the Employer to the full extent of such disallowance.

ULTRASTRIP SYSTEMS, INC.   PAGE 3 OF 11     EMPLOYMENT AGREEMENT

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         7. EMPLOYEE REPRESENTATIONS AND INDEMNIFICATION.

            A. CONTRACTS. Employee represents and warrants that he is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that his execution and performance of this Agreement is not a violation or breach of any other agreement between Employee and any other person or entity.

            B. INDEMNIFICATION.Employee shall indemnify and save harmless Employer, its officers and directors, from and against any loss, claim or damage, including reasonable attorneys' fees, whether or not litigation is instituted, up through and including all appellate processes, resulting from a breach of this Agreement.

         8. RESTRICTIVE AGREEMENTS.

            A. CONFIDENTIAL OR PROPRIETARY INFORMATION AND PRODUCTS. Employee acknowledges and understands that Employee may have access to certain confidential and proprietary information of Employer, including without limitation, patents, trademarks, service marks, formulations, technical data, copyrighted information or material, customer lists, customer solicitations, fee schedules, operating manuals, employment agreements, financial statements, business reports and reports or memoranda regarding Employer's operations, designs, management information systems, utilization procedures and protocols, forms and business techniques, utilization review and quality assurance mechanisms and data, agreements with customers of Employer, educational programs related to Employer's Products, information related to Employer's financial affairs, business and marketing plans and strategies, contract negotiations with investors, customers or potential investors or customers, distributors and potential distributors, and other information that Employer considers to be a trade secret or confidential information (collectively, "CONFIDENTIAL OR PROPRIETARY INFORMATION AND PRODUCTS"), and that such Confidential or Proprietary Information and Products constitute the valuable, special and unique property of Employer. Employee further acknowledges and agrees that Employee will not, at any time during or after the term hereof, in any fashion, form, or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm or corporation, in any manner whatsoever, the terms and conditions of this Agreement or any Confidential or Proprietary Information and Products of any kind, nature or description. Additionally, Employee shall at all times hold in the strictest confidence, and will not, without Employer's prior written consent, use any Confidential or Proprietary Information and Products. The Confidential or Proprietary Information and Products shall at all times be the property of Employer. Employee shall cease any and all use of the Confidential or Proprietary Information and Products and shall return any Confidential or Proprietary Information and Products in Employee's possession to Employer immediately upon the expiration or termination of Employee's employment by Employer. Additionally, Employee shall at all times during and following the term of this Agreement refrain from making derogatory or disparaging remarks concerning Employer, its officers, its directors, its employees or their professional competence, orally or in writing, directly or indirectly.

            B. COVENANT NOT TO SOLICIT. Employee agrees that during the term of this Agreement and for a period of two (2) years following its expiration or termination, Employee shall not, directly or indirectly (I) solicit, encourage or advise customers of Employer to obtain or seek products from any similar business other than Employer, (II) solicit, encourage or advise any current or prospective investors, stockholders, distributors, employees or consultants of Employer to terminate their employment or business relationship with Employer for any reason whatsoever, or (III) interfere with any agreement or contract between Employer and any of its current or prospective investors, stockholders customers, distributors or other party(ies).

ULTRASTRIP SYSTEMS, INC.   PAGE 4 OF 11     EMPLOYMENT AGREEMENT

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            C. NON-COMPETITION COVENANT. Employee agrees that during the term of this Agreement and for a period of two (2) years after the expiration or termination of this Agreement, Employee shall not, directly or indirectly, within the United States (the "TERRITORY"), compete with the business of Employer or perform services similar to the Duties performed hereunder. As used in this Section 8, the term "compete" includes, without limitation, promoting, marketing, raising capital, locating prospective investors, or selling any product or services which are utilized for similar purpose(s) as the Products and/or Services, directly or indirectly, (through Employees, agents or independent contractors, either alone or as a partner, joint venture, officer, director, Employee, independent contractor, consultant, investor, lender or stockholder of any Employer, firm, partnership, business organization, person or other entity) in any capacity, to any person, or on behalf of any person or entity, other than the rendition of the services described in this Employment Agreement on behalf of Employer.

            D. LEGAL REVIEW; REASONABLENESS OF COVENANTS. After reviewing the terms of this Section and consulting with their separate legal counsel, Employee and Employer agree that: (I) the terms and conditions of this Section (including without limitation, the duration and geographic scope of the restrictions) are fair and reasonable in all respects and not the result of overreaching, duress or coercion of any kind, (II) the covenants and Agreements contained therein are necessary to protect Employer's established and legitimate business interests,
(III) Employer would not have entered into this Agreement or otherwise continued to employ Employee but for the Agreements of the Employee contained in this Section, (IV) Employee has received adequate consideration under the terms of this Agreement in exchange for entering into the covenants and Agreements referenced in this Section, (V) Employee acknowledges and confirms that Employee's full, uninhibited and faithful observance of each of the covenants contained in this Section will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained in this Section will not impair Employee's ability to obtain employment commensurate with Employee's abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of Employee's family and the satisfaction of the needs of Employee's creditors, and (VI) Employee acknowledges and confirms that the special knowledge of Employer's business obtained through Employee's contract with Employer would cause Employer serious, irreparable injury and loss if he were to use such ability and knowledge to the benefit of a competitor of Employer, or was to compete with Employer. It is further agreed by Employee that in the event that any of the provisions of this Section are found by a court of competent jurisdiction to exceed the time and geographic limitations enforceable under applicable law, such provisions shall be automatically reformed to establish the maximum time or geographic limitations permitted by law.

            E. INJUNCTIVE RELIEF; SPECIFIC PERFORMANCE. Employee recognizes and agrees that a violation of any of the provisions contained in this Section will cause irreparable damage to Employer, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, Employer shall be entitled to an injunction in order to restrain any further violation of such provisions, and/or to a decree for Specific Performance of the provisions of this Agreement. Such right to an injunction shall be in addition to, and not in limitation of, any other rights and remedies Employer may have against Employee, including, but not limited to, the recovery of damages. Employee waives any requirement for securing or posting a bond in connection with equitable relief requested by Employer.

            F. SURVIVAL. The terms and conditions of this Section shall survive the expiration or termination of this Agreement.

         9. EXTENSION OF RESTRICTIVE AGREEMENTS.

            The durational provisions included in Section 8 hereof shall be tolled for any period during which the Employee violates any provision of that Section. Moreover, in the event Employer is determined to be the prevailing party in any legal action or other proceeding for the enforcement of this Agreement, the time for calculating the term of the covenants contained in
Section 8 shall not include the period of time commencing with the filing of such legal action or other proceeding through the date of final judgment or final resolution, including all appeals, if any, of such legal action or other proceeding.

ULTRASTRIP SYSTEMS, INC.   PAGE 5 OF 11     EMPLOYMENT AGREEMENT

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         10. SEVERABILITY OF COVENANTS

             The covenants of Employee contained in this Agreement and specifically in Section 8 will be deemed severable, and the invalidity of any covenant will not affect the validity or enforceability of any other covenant. If any provision of this Agreement is contrary to, prohibited by or deemed invalid under applicable law or regulation, only that provision will be inapplicable and deemed omitted to the extent it is contrary, prohibited or invalid, but the remainder will not be invalidated and will be given full force and effect so far as possible. Employer's failure to object to any conduct in violation of this Agreement will not be deemed a waiver by Employer, but Employer may, if it wishes, specifically waive any part or all of those covenants to the extent that such waiver is set forth in writing duly authorized by Employer's Board of Directors.

            11. ENTIRE AGREEMENT. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties.

            12. AMENDMENTS. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

            13. BINDING EFFECT. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal employees, heirs, successors and permitted assigns.

            14. NOTICES. Any notice required or permitted to be given under this Agreement shall be deemed properly made if in writing and if delivered by hand, or if addressed and mailed by certified mail, return receipt requested, to its principal office in the case of the Employer, or to the Employee's residence as reflected in the Employer's records in the case of the Employee, or at such other address as either party may hereafter designate by notice.

            15. ENFORCEMENT COSTS. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party will be entitled to recover reasonable attorneys fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals, declaratory, or equitable actions), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled. Attorney's fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, and all other charges billed by the attorney to the prevailing party.

            16. SURVIVAL. Notwithstanding anything to the contrary herein, the provisions of Sections 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 17, 19, 20, 21,
22, 25 and 26 shall survive and remain in effect in accordance with their respective terms in the event this Agreement or any portion hereof is terminated.

            17. WAIVERS. The failure or delay of the Employer at any time to require performance by the Employee of any provision of this Agreement, even if known, shall not affect the right of the Employer to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by the Employer of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on the Employee in any case shall, of itself, entitle the Employee to any other or further notice or demand in similar or other circumstances.

ULTRASTRIP SYSTEMS, INC.   PAGE 6 OF 11     EMPLOYMENT AGREEMENT

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            18. HEADINGS. The headings contained in this Agreement are for convenience of reference only, and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

            19. SEVERABILITY. If any part of this Agreement or any other Agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.

            20. JURISDICTION AND VENUE. The parties acknowledge that a substantial portion of negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Martin County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts of record of the State of Florida in Palm Beach County or the court of the United States, Southern District of Florida;
(b) consents to the jurisdiction of each such court in any such suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any such courts; (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said state.

            21. GOVERNING LAW. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles or conflicts of laws.

            22. NONASSIGNABILITY BY EMPLOYEE. Employee acknowledges that the duties to be performed hereunder are personal in nature, and consequently Employee agrees that Employee shall not be permitted to assign Employee's rights or delegate Employee's duties hereunder, in whole or in part.

            23. FURTHER ASSURANCES. The Parties will from time to time execute and deliver any documents and do all matters and things, which are convenient or necessary to more effectively and completely, carry out this Agreement's intentions.

            24. PRONOUNS. In this Agreement, the use of any gender will be deemed to include all genders, and the use of the singular will include the plural, wherever it appears appropriate from the context.

            25. SPECIFIC PERFORMANCE. Each of the parties acknowledges that damages at law would be an inadequate remedy if this Agreement were not specifically enforced. Therefore, in the event of a breach or threatened breach by any party of any provision of this Agreement, then the other party will be entitled, in addition to all other rights or remedies, to injunctions restraining the breach, without being required to show any actual damage, and/or to a decree for specific performance of the provisions of this Agreement.

            26. REMEDIES CUMULATIVE. No remedy in this Agreement conferred upon any party is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and will be in addition to every other remedy given here or now or existing in the future at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy will preclude any other.

            27. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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            28. INDEPENDENT COUNSEL. The parties here have received independent advice and counseling regarding the preparation and subject matter of this Agreement and all the terms and conditions it contains.

ULTRASTRIP SYSTEMS, INC.   PAGE 8 OF 11     EMPLOYMENT AGREEMENT

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day first above written.

                                                 "EMPLOYER"

                                                 ULTRASTRIP SYSTEMS, INC.


/s/ David A. Donn                                By: /s/ Robert O. Baratta
                                                     ---------------------------
                                                     Robert Baratta, President

                                                     (Corporate Seal)


                                                 "EMPLOYEE"


/s/ David A. Donn                                /s/ Steven R. Johnson
                                                     ---------------------------
                                                     Steven R. Johnson

ULTRASTRIP SYSTEMS, INC.   PAGE 9 OF 11     EMPLOYMENT AGREEMENT

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SCHEDULE "A"
------------
                                  COMPENSATION
                                  ------------

         In consideration of the Services to be performed during the Initial Term, the Employee shall be entitled to receive:

         (a) Base Salary. ONE HUNDRED FIFTEEN THOUSAND DOLLARS ($115,000.00) per year for the entire Term payable in accordance with the normal payroll practices of the Employer.

         (b) Sales Commission. In addition to Base Salary, employee shall be entitled to a sales commission in the amount of 0.5% of gross sales revenue will be awarded to Employee after factoring in any percentage based on Tracking Sheet filings. A rental commission of one-third (1/3) of one month's gross rental revenue per unit will be awarded to Employee upon the execution of any rental agreement to any customer wherein the duration of the rental agreement is three or more years in duration. This amount will be subject to the Tracking Sheet percentage. Payment or compensation due hereunder shall be made to employee at the close of the month in which the customer's payment is received. Commissions are only due as a result of sales and rental revenue generated by Employee with prior Tracking Sheet approval.

         (c.) Benefits. All benefits offered by the Company are offered to Employee to include health and dental insurance, retirement packages, etc. The health and dental insurance package shall be for the employee and spouse. A three (3) week paid vacation is included during the term.

         (d.) Discretionary Bonus. In addition to the Base Salary described above, Employee may be paid an additional bonus (the "DISCRETIONARY BONUS") for other contributions Employee may make to the Employer, which, Discretionary Bonus shall be at the sole and exclusive discretion of the Employer.

         (e) Upon signing this agreement the Employee will receive an Incentive Option Award of 35,000 options to be awarded at Fair Market Value as of the signing date.

         (f) Severance. If the Employee is terminated by the Employer without cause, he will be entitled to whichever is greater: the balance of the salary due under the contract existing at the time, or an amount equal to six (6) months salary.

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STATE OF FLORIDA

COUNTY OF MARTIN

         The foregoing instrument was acknowledged before me this _29_ day of January_____, 2003, by Robert Baratta, President of Employer ULTRASTRIP
SYSTEMS, INC., a Florida Corporation, on behalf of Employer. He/She is personally known to me or has produced ___________________ as identification and who did take an oath.

                                                     NOTARY PUBLIC

                                                     /s/ David A. Donn
                                                     -----------------
(SEAL)
                                                     _____David A. Donn_________
                                                           (Print Name)

                                            My Commission Expires: __12-16-05___

STATE OF FLORIDA

COUNTY OF MARTIN

         The foregoing instrument was acknowledged before me this _29_ day of January______________, 2003, by ___Steven Johnson_______________, who is
personally known to me or who has produced ________________ as identification and who did take an oath.

                                                     NOTARY PUBLIC


                                                     /s/_David A. Donn
                                                     -----------------
(SEAL)
                                                     _____David A. Donn_________
                                                           (Print Name)

                                             My Commission Expires: __12-16-05__

ULTRASTRIP SYSTEMS, INC.   PAGE 11 OF 11     EMPLOYMENT AGREEMENT